UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Allurion Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ALLURION TECHNOLOGIES, INC.

11 Huron Drive

Natick, Massachusetts 01760

SUPPLEMENT
TO THE
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 18, 2025, at 12:00 p.m. Eastern Time

The date of this Supplement is November 25, 2025

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Allurion Technologies, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2025, in connection with the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 18, 2025 at 12:00 p.m. Eastern Time.

The purpose of this Supplement is solely to make updates to clarify disclosure in the Proxy Statement regarding the classification of proposals as “routine” and “non-routine” for purposes of broker non-votes.

Other than as set forth below, no changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC and the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended by the Company’s Board of Directors in the original filing. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement and all page references are to pages in the Proxy Statement. The Company makes the following amended and supplemental disclosures:

1. Certain disclosure in the fourth paragraph under the subsection titled “Quorum and Adjournment; Abstentions, Votes Withheld and Broker Non-Votes” on page 3 of the Proxy Statement is hereby amended and restated to read as follows:

Abstentions, votes withheld and broker non-votes will count in determining whether a quorum is present at the Annual Meeting and any adjourned meeting. A broker non-vote occurs if the broker or other nominee who holds shares represented by a proxy has not received instructions with respect to a particular proposal and does not have discretionary authority with respect to such proposal. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposals 1, 3, 4, 5 and 6 are considered to be “non-routine” under these rules, such that your broker may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposals 2, 7 and 8 are each considered to be a “routine” matter under these rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 7 and 8.

2. Certain disclosure under the subsection titled “What are broker non-votes and do they count for determining a quorum?” on page 8 of the Proxy Statement is hereby amended and restated to read as follows:

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares. Proposals 1, 3, 4, 5 and 6 are considered to be “non-routine” under these rules, such that your broker may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposals 2, 7 and 8 are considered to be “routine” matters under these rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 7 and 8. Broker non-votes count for purposes of determining whether a quorum is present.

ALLURION TECHNOLOGIES, INC.

11 Huron Drive

Natick, Massachusetts 01760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 18, 2025, at 12:00 p.m. Eastern Time

VOTING MATTERS

This Supplement to the Proxy Statement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

You are urged to read the Proxy Statement and this Supplement carefully in deciding how to vote. As a stockholder, your vote is very important, and the Board of Directors encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

By Order of the Board of Directors
Allurion Technologies, Inc.

/s/ Shantanu Gaur
Shantanu Gaur
President and Chief Executive Officer

Natick, Massachusetts
November 25, 2025